SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report January 26, 2007
(Date of earliest event reported)

First Northern Community Bancorp
(Exact name of registrant as specified in its charter)

California	68-0450397
(State of Incorporation)	(IRS Employer ID Number)

000-30707
(Commission File No.)

First Northern Community Bancorp 195 North First Street, P.O. Box 547, Dixon, California	95620
(Address of principal executive offices)	(Zip Code)

(707) 678-3041
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁯ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁯ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 26, 2007, Owen J. Onsum, President and CEO announced the appointment of Andrew S. Wallace to First Northern Community Bancorp’s and First Northern Bank’s Board of Directors. Mr. Wallace’s appointment to the Board will increase the number of Directors to ten.

Item 9.01 Exhibits

EXHIBIT 99.1  News Press Release dated January 26, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2007 First Northern Community Bancorp

(Registrant)

By: _/s/Louise A. Walker________
Louise A. Walker
Senior Executive Vice President
Chief Financial Officer

EXHIBIT 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE

       Contact: Kimberly A. DeBra  January 26, 2007
SVP/Corporate Communications  With Photo
FIRST NORTHERN BANK
P.O. Box 547
Dixon, California
(707) 678-3041

First Northern Bank Announces Andrew Wallace as New Director

Dixon, California - Owen J. Onsum, President and CEO of First Northern Bank, has announced the appointment of Andrew Scott Wallace to the Bank’s Board of Directors. With the addition of Wallace, the number seated on the Board will increase from nine to ten directors.

Wallace, 43, is Chief Financial Officer and Chief Operating Officer of Wallace-Kuhl & Associates, Inc., a premier professional services firm headquartered in West Sacramento. Wallace-Kuhl performs geotechnical engineering, environmental consulting, construction testing, and inspection services. Founded in 1984, Wallace-Kuhl today employs a staff of 200 with offices located in Yolo, Placer and San Joaquin counties. “I am very much looking forward to serving on the Board of Directors for such a highly respected community bank that’s been locally owned and operated for 97 years,” stated Wallace. “First Northern Bank has a genuine commitment to remaining an independent bank as the benefits to the community are several-fold. The Bank’s mission is to give back to its communities, help its business customers grow and prosper, be regarded as an employer of choice in the region, and continuously seek ways to increase shareholder value.”

Wallace’s professional and civic affiliations include serving on the Board of Directors of Presidio Insurance Company LTD and the Board of Directors of the West Sacramento Chamber of Commerce, where he is the incoming 2007 President. Wallace is a member and past President of the Board of Directors of the Rotary Club of West Sacramento, and also serves as a Director for the West Sacramento Rotary Foundation and the Delta Elementary Charter School. Currently a Youth Group Counselor for Clarksburg Community Church, Wallace, himself an Eagle Scout, also served as a Cub Master for the Boy Scouts of America from 1997-2004.

Wallace resides in Clarksburg with his wife Debbie and their two sons.

The other members of the Bank’s Board of Directors include: Frank J. Andrews, Jr. of Fairfield (Chairman), Greg DuPratt of Dixon (Vice Chairman), Lori J. Aldrete of Sacramento, John Carbahal of Winters, John F. Hamel of Davis, David S. Schulze of El Macero, Diane P. Hamlyn of Sacramento, Foy McNaughton of Fairfield, and Owen J. Onsum of Dixon.

First Northern Bank, an independent community bank headquartered in Solano County since 1910, serves Solano, Yolo, Sacramento, Placer and parts of El Dorado counties. First Northern currently has 12 branches located in Dixon, Davis, West Sacramento, Fairfield, Vacaville, Winters, Woodland, Suisun City, Downtown Sacramento, Roseville and most recently in Folsom. The Bank has real estate lending offices in Davis, Woodland, Vacaville, Roseville and Folsom, and has an SBA Loan Office and full service Trust Department in Sacramento. First Northern also offers non-FDIC insured Investment and Brokerage Services at each branch location. First Northern Bank’s stock is listed on the OTC Bulletin Board under the ticker symbol “FNRN”. The Bank can be found on the Web at www.thatsmybank.com

Forward-Looking Statements

This press release may include certain “forward-looking statements” about First Northern Community Bancorp (the “Company”). These forward-looking statements are based on management's current expectations and are subject to certain risks, uncertainties and changes in circumstances. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. More detailed information about these risk factors is contained in the Company's most recent reports filed with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ materially from those contained in the forward-looking statements. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's most recent reports on Form 10-K and Form 10-Q. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances arising after the date on which they are made. For further information regarding the Company, please read the Company’s reports filed with the SEC and available at www.sec.gov.

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